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                                                                    EXHIBIT 5.01

                                  June 25, 2004

Covad Communications Group, Inc.
110 Rio Robles Drive
Santa Clara, California 95134

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by Covad Communications Group, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about June 25, 2004 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 266,225 shares of the Company's Common Stock (the "STOCK"), subject to issuance by the Company upon the exercise of stock options granted by GoBeam, Inc. ("GOBEAM") under its 2000 Employee and Consultant Equity Incentive Plan (the "PLAN").

      In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

      (1) the Company's Certificate of Amendment of Certificate of Incorporation, certified by the Delaware Secretary of State on December 20, 2001, the Company's Certificate of Amendment of Certificate of Incorporation, certified by the Delaware Secretary of State on July 14, 2000 and the Company's Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on January 27, 1999. (the "CERTIFICATE OF INCORPORATION");

      (2) the Company's Bylaws, certified by the Company's Secretary on March 10, 2004 (the "BYLAWS");

      (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

      (4)   the prospectuses prepared in connection with the Registration
            Statement;

      (5) the resolutions approved by the Company's Board of Directors at a meeting held on February 26, 2004, by which the assumption of the Plan, the sale and issuance of the Stock, and the filing of the Registration Statement were approved;

      (6) the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the close of business on the immediately preceding day, and a summary report of currently

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            outstanding options and warrants to purchase the Company's capital stock that was prepared by the Company and dated of even date herewith);

      (7) the Agreement and Plan of Merger dated March 2, 2004 among the Company, Covad Communications Investment Corp., GoBeam, Inc. and Eduardo Briceno (the "MERGER AGREEMENT"), pursuant to which Covad Communications Investment Corp. was merged with and into GoBeam, in a reverse triangular merger, with GoBeam continuing as the surviving corporation in the merger;

      (8) the Certificate of Merger filed with the Delaware Secretary of State on June 8, 2004; and

      (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing factual representations (the "MANAGEMENT CERTIFICATE").

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the holders of the Stock and the due authorization, execution and delivery of all such documents by the such holders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

      Based upon the foregoing, it is our opinion that the 266,225 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted pursuant to the Plan and assumed by the Company in connection with the Merger Agreement, when issued, sold and delivered in accordance with the Plan under which they were granted and in the manner and for the consideration stated in the Registration Statement and the relevant prospectus, will be validly issued, fully paid and nonassessable.

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      We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                     Very truly yours,

                                     Fenwick & West LLP

                                     /s/ Fenwick & West LLP